EXHIBIT 10.3

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ZAYO GROUP HOLDINGS, INC.
GRANT NOTICE FOR 2014 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD
(Part A Awards – United States)

FOR GOOD AND VALUABLE CONSIDERATION, Zayo Group Holdings, Inc. (the “Company”), hereby grants to Participant named below the number of restricted stock units specified below (the “Award”).  Each restricted stock unit represents the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”), upon the terms and subject to the conditions set forth in this Grant Notice, the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”) and the Standard Terms and Conditions (the “Standard Terms and Conditions”) promulgated under such Plan, each as amended from time to time. This Award is granted pursuant to the Plan and is subject to and qualified in its entirety by the Standard Terms and Conditions.

Name of Participant:	[Participant Name]
Grant Date:	[Grant Date]
Number of restricted stock units:	[Number of Shares Granted]
Vesting Schedule:	The Award vests with respect to 100% of the restricted stock units on [VESTING DATE] (the “Vesting Date”), subject to continued employment through the Vesting Date.

Participant must accept and electronically sign this Grant Notice by the date that is 90 days following the Grant Date as written above or the Award will be forfeited and cancelled on that date without payment of any additional consideration and without further action by Participant or Company.

In addition, by accepting this Grant Notice, Participant irrevocably agrees to elect to fund the payment of withholding taxes in connection with the Award by means of a “sell-to-cover” election.

By accepting this Grant Notice, Participant acknowledges that he or she has received and read, and agrees that this Award shall be subject to, the terms of this Grant Notice, the Plan and the Standard Terms and Conditions.

ZAYO GROUP HOLDINGS, INC.

By:		[Signed Electronically]
Title:	Assistant Secretary	Participant Signature

GRANT AGREEMENT APPROVED 20 August 2018

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ZAYO GROUP HOLDINGS, INC.

STANDARD TERMS AND CONDITIONS FOR
RESTRICTED STOCK UNITS
(Part A Awards – United States)

These Standard Terms and Conditions apply to the Award of restricted stock units granted pursuant to the Zayo Group Holdings, Inc. 2014 Stock Incentive Plan, as amended (the “Plan”), which are evidenced by a Grant Notice or an action of the Committee that specifically refers to these Standard Terms and Conditions and are designated as “Part A Awards”.  In addition to these Standard Terms and Conditions, the restricted stock units shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

1. TERMS OF RESTRICTED STOCK UNITS

Zayo Group Holdings, Inc. (the “Company”), has granted to the Participant named in the Grant Notice provided to said Participant herewith (the “Grant Notice”) an award of a number of restricted stock units (the “Award” or the “Restricted Stock Units”) with each Restricted Stock Unit representing the right to receive one share of the Company’s common stock, par value $0.001 (the “Common Stock”) specified in the Grant Notice.  The Award is subject to the conditions set forth in the Grant Notice, these Standard Terms and Conditions, and the Plan, each as amended from time to time.  For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.

2. VESTING AND FORFEITURE OF RESTRICTED STOCK UNITS

The Award shall not be vested as of the Grant Date set forth in the Grant Notice and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions.  After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Grant Notice with respect to that number of Restricted Stock Units as set forth in the Grant Notice.   Restricted Stock Units that have vested and are no longer subject to forfeiture are referred to herein as “Vested RSUs.”

Notwithstanding anything contained in these Standard Terms and Conditions to the contrary and unless otherwise determined by the Company, upon a Participant’s Termination of Employment prior to the Vesting Date set forth in the Grant Notice for any reason, the Award and all of the Restricted Stock Units subject thereto shall be forfeited and canceled as of the date of such Termination of Employment; provided, that if Participant’s employment terminates as the result of Participant’s death, all shares of Restricted Stock Units that have not vested shall vest immediately upon Participant’s death and the Vesting Date of any such shares shall be the date of Participant’s death.

3. SETTLEMENT OF RESTRICTED STOCK UNITS

Each Vested RSU will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 14 of the Plan) to the Participant or, in the event of the Participant’s death, to the Participant’s estate, heir or beneficiary, promptly following the Vesting Date (but in no event later than 30 days following the Vesting Date); provided that the Participant has satisfied all of the tax withholding obligations, and that the Participant has completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the shares of Common Stock.  The date upon which shares of Common Stock are to be issued under this Section 3 is referred to as the “Settlement Date.”  The issuance of the shares of Common Stock hereunder may be

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made pursuant to the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Participant’s behalf with a brokerage firm or other custodian, in each case as determined by the Company.  Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above,  the date on which shares are issued hereunder may include a delay (which delay shall in no event extend beyond 30 days following the Vesting Date) in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

4. RIGHTS AS STOCKHOLDER

Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any RSUs unless and until shares of Common Stock settled for such RSUs shall have been issued by the Company to Participant (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

Notwithstanding the foregoing, from and after the Grant Date and until the earlier of (a) the time when the Restricted Stock Units become vested and payable in accordance with the terms hereof or (b) the time when the Participant’s right to receive Common Stock upon payment of Restricted Stock Units is forfeited, on the date that the Company pays a cash dividend (if any) to holders of Common Stock generally, the Participant shall be entitled to a number of additional whole Restricted Stock Units determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of Restricted Stock Units (including Dividend Equivalents paid thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date.  Such Dividend Equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units to which the Dividend Equivalents were credited.

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8. NON-SOLICIT

The Participant hereby agrees that during Participant’s service with the Company and for a period of one year after Participant’s Termination of Employment (the “Restricted Period”), Participant will not (a) induce any customer or supplier of the Company or a Subsidiary or Affiliate, with which the Company or a Subsidiary or Affiliate has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any Subsidiary or Affiliate, or (b) induce, or attempt to influence, any employee of or service provider to the Company or a Subsidiary or Affiliate to terminate such employment or service, or (c) interfere with or harm, or attempt to interfere with or harm, the relationship of the Company or any Subsidiary or Affiliate with any person who at any time was a customer or supplier of the Company or any Subsidiary or Affiliate or otherwise had a business relationship with the Company or any Subsidiary or Affiliate or hire, solicit for hire or cause to be hired, either as an employee, contractor or consultant, any person who is currently employed, or was employed at any time during the six-month period prior thereto, as an employee, contractor or consultant of the Company or any Subsidiary or Affiliate.  Notwithstanding the foregoing, this Section 8 shall not apply (i) in any case where the Participant’s Termination of Employment by the Company was not for Cause

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or (ii) at any time after expiration of the Restricted Period.  For avoidance of doubt, this Section 8 will apply in any case where the Participant voluntarily terminates service with the Company or where the Participant experiences a Termination of Employment with Cause.  In the event that Participant violates the terms of this Section 8, upon written demand of the Company, the Participant shall be obligated to disgorge to the Company the number of shares of Common Stock, or the cash value equivalent thereto (based upon the market value thereof on the applicable vesting date(s)), which vested during the twelve (12) months prior to Participant’s Termination of Employment.

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10. OTHER AGREEMENTS SUPERSEDED

The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Award.  Any prior agreements, commitments or negotiations concerning the Award are superseded.

11.	LIMITATION OF INTEREST IN SHARES SUBJECT TO RESTRICTED STOCK UNITS

Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Grant Notice or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person in connection with the Award.  Nothing in the Plan, in the Grant Notice, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s employ or service nor limit in any way the Company’s right to terminate the Participant’s employment at any time for any reason.

12.	SECTION 409A

Notwithstanding any other provision of the Plan or these Standard Terms and Conditions, this Award is not intended to provide for a deferral of compensation within the meaning of Section 409A of the Code and is intended to qualify for as a “short-term deferral” under Section 409A of the Code, and these Standard Terms and Conditions shall be construed or deemed to be amended as necessary to effect such intent.  Under no circumstances, however, shall the Company have any liability under the Plan or these Standard Terms and Conditions for any taxes, penalties or interest due on amounts paid or payable pursuant to the Plan or these Standard Terms and Conditions, including any taxes, penalties or interest imposed under Section 409A of the Code.

13. GENERAL

(a)

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

(b)	These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.
(c)	In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event

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of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(d)	All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
14. ELECTRONIC DELIVERY

By executing the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the Restricted Stock Units via Company web site or other electronic delivery.

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